Exhibit 99.1

Financial Contact:

Michael J. Casey

Chief Financial Officer

MAPICS, Inc.

(678) 319-8359

mike.casey@mapics.com

MAPICS DELIVERS SIGNIFICANTLY IMPROVED RESULTS

FOR FOURTH FISCAL QUARTER 2004

EPS Increases by 300% Over Prior Year

Expects Continued Growth in Earnings in FY2005

ATLANTA (November 1, 2004) - MAPICS, Inc. (Nasdaq/NM: MAPX) announced results for its fourth fiscal quarter and year ended September 30, 2004.

Key quarterly highlights (versus the prior year period) for MAPICS include:

•	GAAP earnings were $0.16 per share compared to $0.04 per share.

•	GAAP net income increased to $4.1 million from $0.9 million.

•	Adjusted earnings increased to $0.16 per share from $0.08 per share.

•	Adjusted earnings before income tax increased to $4.1 million from $2.1 million.

•	License revenue increased 5% to $12.7 million from $12.1 million.

•	License volume increased 15% to $15.0 million from $13.0 million.

•	Cash flow from operating activities was $10.5 million versus $2.7 million.

The Company reported GAAP net income for its fourth fiscal quarter of $4.1 million, or $0.16 per share (diluted) compared to net income of $0.9 million or $0.04 per share (diluted) in the prior year. The prior year period results include a $1.2 million restructuring charge. The Company also reported adjusted earnings for the fiscal 2004 year of $12.4 million or $0.48 per share (diluted) compared to adjusted earnings of $3.4 million or $0.14 per share (diluted) for the fiscal 2003 year. The Company’s fiscal years 2004 and 2003 results included restructuring charges of $2.6 million and $1.8 million, respectively. The Company is providing adjusted earnings and adjusted earnings before income tax as additional information regarding the Company’s operating results. Adjusted earnings represent income before restructuring, net of income taxes. The Company believes that this presentation of adjusted earnings provides useful information to investors to help identify financial and business trends related to the Company’s results of operations.

“We are very pleased with the operational and financial progress we achieved during the quarter and year,” remarked Dick Cook, president and chief executive officer. “Operationally, we quickly and successfully integrated a new company and its products, people and customers into

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MAPICS, Inc. / 1000 Windward Concourse Parkway, Suite 100 / Alpharetta, GA 30005 / (678) 319-8000

MAPICS, Inc. Reports Fourth Quarter Earnings

November 1, 2004

our organization. We enhanced our SyteLine solution and rapidly introduced the product internationally. These, coupled with many other improvements in our overall operations, translated into better financial performance. Our earnings on both a GAAP and adjusted basis were up substantially for the quarter and year. Improved cash flow allowed us to extinguish our long-term debt during the quarter, resulting in a strong balance sheet with $26.4 million in cash and equivalents.”

Other key quarterly highlights for MAPICS include the following:

•	Signed 61 new customer accounts during the quarter. New accounts included PlayPower, Inc., Thai Laminate Manufacturer Co Ltd., NGK, Attachment Technologies, Inc., S-TEC Corporation, and R.H.S, Inc.

•	Expanded partnerships with existing strategic customers including Teledyne Technologies, Dana Corporation, and Zodiac S.A.

•	MAPICS SyteLine ERP Release 7 now shipped to over 400 customers.

•	MAPICS tops Forbes Best Small Companies list for five-year ROE.

•	Ranked 140th on the Software 500, Software Magazine’s list of the world’s foremost software and services providers.

•	Hosted its second executive summit titled “Pathways to World Class,” which provided a focused forum for manufacturing executives.

•	Named a “Technology Enabler” by Start Magazine for the second consecutive year.

•	Received a “customer experience of the year” award during the Microsoft Partner Program Awards in Toronto, Canada.

Business Outlook for Fiscal 2005

“As we move into our fiscal 2005 year, we are very encouraged about our opportunities,” Cook stated. “Customer interest, and more importantly, capital spending in the manufacturing sector seems to be on upswing, particularly in certain emerging markets. The investment we made in repositioning the North American channel appears to be paying dividends. In 2005, we will continue our investment in repositioning our international channel. This is a significant endeavor and will prepare us for even greater success with our new .Net technology in 2006.”

For the fiscal year ending September 30, 2005, MAPICS currently expects earnings to range between $0.50 to $0.55 per share (diluted).

About MAPICS

MAPICS is one of the largest global providers of solutions focused exclusively on manufacturing. Building on more than 25 years of industry experience and proven success, MAPICS helps manufacturers be world class by gaining market share, operating at peak efficiency, and exceeding customer expectations. The MAPICS solutions include software – extended ERP, CRM, and supply chain management – and professional services. The solutions are implemented on the two industry-leading technology platforms – Microsoft and IBM.

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MAPICS, Inc. Reports Fourth Quarter Earnings

November 1, 2004

Headquartered in Atlanta, MAPICS has implemented solutions in more than 10,000 customer sites in more than 70 countries. For more information, visit www.mapics.com.

The live broadcast of the MAPICS quarterly conference call will be available online at www.mapics.com or www.fulldisclosure.com on November 1, 2004, beginning at 5:00 p.m. (Eastern Standard Time). The online replay will be available at approximately 7:00 p.m. (Eastern Standard Time) and continue for 30 days.

MAPICS is a trademark of MAPICS, Inc. The correct usage of the MAPICS name is all capitals. Other brand and product names may be trademarks of their respective owners.

Forward Looking Disclaimer and Quiet Period Notice

The statements regarding future financial performance are based on current expectations. These statements are forward looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may occur after the date of this release and also assume some modest improvement in the relevant economic environment and in capital spending over the year.

MAPICS will make this press release containing its published financial expectations available on its web site at www.mapics.com. Beginning December 15, 2004, MAPICS will observe a “Quiet Period” during which MAPICS and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this Business Outlook section as still being MAPICS current expectation on matters covered, unless MAPICS publishes a notice stating otherwise. The public should not rely on previously published expectations during the Quiet Period, and MAPICS disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when MAPICS next quarterly earnings release is published, presently scheduled for the fourth week of January 2005.

Statements in this press release or otherwise attributable to MAPICS regarding its business which are not historical fact including, without limit, statements regarding management’s belief regarding future financial performance as contained in the Business Outlook section above, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Many factors could cause MAPICS actual results to differ materially from those expressed in the forward-looking statements including, without limit, the size and timing of license transactions and the mix of license revenue among our products, our ability to accurately forecast revenue, the effect of fluctuations in the economy including the effects of any outbreak of hostilities, the effect of economic conditions on the spending patterns of our customers, the ability to maintain adequate cash flow, the ability to successfully complete and integrate acquisitions, the ability to raise capital and maintain our debt facility, the impact of competitive products and services, our relationship with our Affiliates and suppliers, the ability to improve sales, the ability to manage and reduce costs and expenses, the availability of qualified resources, the ability to develop and enhance products, and other risks detailed in the MAPICS Annual Report on Form 10-K and other filings with the SEC. MAPICS undertakes no obligation to revise or publicly update these forward-looking statements, whether as a result of new information, changed assumptions, or otherwise.

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MAPICS, Inc. Reports Fourth Quarter Earnings

November 1, 2004

MAPICS, Inc. and Subsidiaries

Selected Condensed Consolidated Financial Data

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Sept. 30,
	2004	2003
Total revenue	$43,979	$45,120

Net income	$4,135	$893
Net income per common share (basic)	$0.16	$0.04
Weighted average common shares (basic)	25,272	22,718

Net income per common share (diluted)	$0.16	$0.04
Weighted average common shares (diluted)	26,085	25,427

Adjusted earnings *	$4,143	$2,133
Adjusted earnings per common share* (diluted)	$0.16	$0.08
Weighted average common shares (diluted)	26,085	25,427

	Year Ended Sept. 30,
	2004	2003
Total revenue	172,799	$161,332

Net income	$10,685	$3,847
Net income per common share (basic)	$0.45	$0.18
Weighted average common shares (basic)	23,872	21,057

Net income per common share (diluted)	$0.41	$0.17
Weighted average common shares (diluted)	25,965	23,229

Adjusted earnings*	$12,359	$3,355
Adjusted earnings per common share* (diluted)	$0.48	$0.14
Weighted average common shares (diluted)	25,965	23,229

*	Adjusted earnings is income before restructuring costs, net of income taxes.

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MAPICS, Inc. Reports Fourth Quarter Earnings

November 1, 2004

MAPICS, Inc. and Subsidiaries

Adjusted Earnings Reconciliation

(In thousands, except per share data)

	Three Months Ended Sept. 30,		Year Ended Sept. 30,
	2004	2003	2004	2003
Income before income tax expense	$6,599	$1,993	$16,914	$3,382

Add Back:
Restructuring costs	—	1,195	2,610	1,787

Adjusted earnings before income tax expense	6,599	3,188	19,524	5,169

Income tax expense	2,456	1,055	7,165	1,814
Effective Tax Rate	37.2%	33.1%	36.7%	35.1%

Adjusted earnings	$4,143	$2,133	$12,359	$3,355

Adjusted earnings per common shares (diluted)	$0.16	$0.08	$0.48	$0.14

Weighted average common shares (diluted)	26,085	25,427	25,965	23,229

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MAPICS, Inc. Reports Fourth Quarter Earnings

November 1, 2004

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Sept. 30,		Year Ended Sept. 30,
	2004	2003	2004	2003
Revenue:
License	$12,739	$12,115	$46,218	$44,461
Services	31,240	33,005	126,581	116,871

Total revenue	43,979	45,120	172,799	161,332

Operating expenses:
Cost of license revenue	4,313	4,531	18,015	17,746
Cost of services revenue	13,158	14,543	53,163	49,415
Selling and marketing	11,210	13,736	45,786	51,973
Product development	3,945	2,988	14,820	16,519
General and administrative	4,552	5,899	20,740	19,934
Restructuring costs	—	1,195	2,610	1,787

Total operating expenses	37,178	42,892	155,134	157,374

Income from operations	6,801	2,228	17,665	3,958

Interest income (expense), net	(202)	(235)	(751)	(576)

Income before income tax expense	6,599	1,993	16,914	3,382
Income tax expense (benefit)	2,464	1,100	6,229	(465)

Net income	$4,135	$893	$10,685	$3,847

Net income per common share - BASIC	$0.16	$0.04	$0.45	$0.18

Weighted average number of common shares outstanding	25,272	22,718	23,872	21,057

Net income per common share - DILUTED	$0.16	$0.04	$0.41	$0.17

Weighted average number of common shares and common equivalent shares outstanding	26,085	25,427	25,965	23,229

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MAPICS, Inc. Reports Fourth Quarter Earnings

November 1, 2004

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2004	September 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$26,407	$21,360
Accounts receivable, net	36,275	40,745
Deferred royalties and commissions	15,759	14,673
Other current assets, net	5,786	13,352

Total current assets	84,227	90,130
Property and equipment, net	4,531	5,951
Computer software costs, net	29,307	29,231
Goodwill and other intangible assets, net	48,409	49,708
Other non-current assets, net	19,562	17,901

Total assets	$186,036	$192,921

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$36,584	$41,699
Current portion of debt	—	9,500
Restructuring reserve, current	1,808	4,272
Deferred license revenue	16,199	16,578
Deferred services revenue	60,875	58,751

Total current liabilities	115,466	130,800
Long term debt	—	9,500
Restructuring reserve, non-current	1,899	2,017
Other non-current liabilities	575	954

Total liabilities	117,940	143,271
Total shareholders’ equity	68,096	49,650

Total liabilities and shareholders’ equity	$186,036	$192,921

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MAPICS, Inc. Reports Fourth Quarter Earnings

November 1, 2004

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$4,135	$893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	622	845
Amortization	3,086	2,624
Provision for bad debts	701	544
Deferred income taxes	666	1,809
Other non-cash items, net	402	(50)
Changes in operating assets and liabilities:
Accounts receivable	(3,447)	(4,913)
Deferred royalties & commissions	(1,839)	(89)
Other assets, current & non-current	675	(1,203)
Restructuring reserve, current & non-current	(1,254)	(977)
Deferred license revenue	1,722	1,090
Deferred services revenue	1,242	2,499
Other liabilities, current & non-current	3,788	(392)

Net cash provided by operating activities	10,499	2,680

Cash flows from investing activities:
Purchases of property and equipment	(207)	(304)
Additions to computer software costs	(1,651)	(3,501)
Acquisition related costs	—	(160)

Net cash used for investing activities	(1,858)	(3,965)

Cash flows from financing activities:
Proceeds from stock options exercised	1,581	—
Principal repayments of long-term debt and revolving credit facility	(8,000)	—
Other financing activities, net	—	1

Net cash provided by (used for) financing activities	(6,419)	1

Effect of exchange rate changes on cash	66	42

Net increase (decrease) in cash and cash equivalents	2,288	(1,242)
Cash and cash equivalents at beginning of period	24,119	22,602

Cash and cash equivalents at end of period	$26,407	$21,360

Note:	Certain prior year amounts have been reclassified to conform to the current year presentation.

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MAPICS, Inc. Reports Fourth Quarter Earnings

November 1, 2004

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$10,685	$3,847
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,601	2,871
Amortization	12,485	9,218
Provision for bad debts	2,524	2,283
Deferred income taxes	3,411	1,100
Other non-cash items, net	794	594
Changes in operating assets and liabilities:
Accounts receivable	2,113	(42)
Deferred royalties & commissions	(993)	4,088
Other assets, current & non-current	2,363	(599)
Restructuring reserve, current & non-current	(1,671)	(4,104)
Deferred license revenue	(478)	(2,315)
Deferred services revenue	1,712	(1,167)
Other liabilities, current & non-current	(6,848)	(4,181)

Net cash provided by operating activities	28,698	11,593

Cash flows from investing activities:
Purchases of property and equipment	(1,183)	(2,016)
Additions to computer software costs	(10,295)	(7,568)
Acquisitions, net of cash acquired	—	(2,946)

Net cash used for investing activities	(11,478)	(12,530)

Cash flows from financing activities:
Proceeds from stock options exercised	6,421	—
Proceeds from long-term debt and revolving credit facility	1,500	21,700
Principal repayments of long-term debt and revolving credit facility	(20,500)	(22,757)
Payment of debt issuance costs	(34)	(756)
Other financing activities, net	305	286

Net cash used for financing activities	(12,308)	(1,527)

Effect of exchange rate changes on cash	135	163

Net increase (decrease) in cash and cash equivalents	5,047	(2,301)
Cash and cash equivalents at beginning of period	21,360	23,661

Cash and cash equivalents at end of period	$26,407	$21,360

Note:	Certain prior year amounts have been reclassified to conform to the current year presentation.

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